        As filed with the Securities and Exchange Commission on  April 29,  2002
                                                      Registration No. 333-

 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                           SIRENZA MICRODEVICES, INC.
             (Exact name of Registrant as specified in its charter)

                              --------------------
              Delaware                                  77-0073042
      (State of incorporation)           (I.R.S. Employer Identification Number)

                               522 Almanor Avenue
                               Sunnyvale, CA 94085
                    (Address of principal executive offices)

                              --------------------

                      Amended and Restated 1998 Stock Plan
                        2000 Employee Stock Purchase Plan
                            (Full title of the plans)

                              --------------------

                               Robert Van Buskirk
                      President and Chief Executive Officer
                           Sirenza Microdevices, Inc.
                               522 Almanor Avenue
                               Sunnyvale, CA 94085
                                 (408) 616-5400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                             Steven V. Bernard, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================== ================ ================ ================ ==============
                                                                                       Proposed         Proposed
                                                                                        Maximum          Maximum
                            Title of                                   Amount          Offering         Aggregate       Amount of
                          Securities to                                 to be            Price          Offering       Registration
                          be Registered                            Registered (1)      Per Share          Price            Fee
------------------------------------------------------------------ ---------------- ---------------- ---------------- --------------
Common Stock, par value $0.001 per share
  Reserved under this Amended and Restated 1998 Stock Plan .......      891,823         $4.35(2)       $3,879,430         $357

  Reserved under the 2000 Employee Stock Purchase Plan ...........      297,274         $3.70(3)       $1,099,914         $102
     TOTAL .......................................................    1,189,097                                           $459
================================================================== ================ ================ ================ ==============

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.35 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 22, 2002.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $3.70 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 22, 2002). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

================================================================================

                           SIRENZA MICRODEVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

EXPLANATORY NOTE:

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 891,823 additional shares of Common Stock that may be issued under the Registrant's Amended and Restated 1998 Stock Plan and with respect to 297,274 additional shares of Common Stock that may be issued under the Registrant's 2000 Employee Stock Purchase Plan (collectively "the Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated herein by this reference:

     o The Registrant's Form S-8 Registration Statement, Registration No. 333-46108, dated September 19, 2000, relating to the Plans; and

     o The Registrant's Form S-8 Registration Statement, Registration No. 333-57896, dated March 29, 2001, relating to the Plans.

ITEM 8.  EXHIBITS.

 Exhibit
 Number                                              Description
--------      --------------------------------------------------------------------------------------
 3.1*         Restated Certificate of Incorporation of Registrant.
 3.1(a)+      Certificate of Ownership and Merger of SMDI Sub, Inc. into Stanford Microdevices, Inc.
              (effecting corporate name change).
 3.2**        Bylaws of Registrant, as amended.
 5.1          Opinion of counsel as to legality of securities being registered.
10.1*         Amended and Restated 1998 Stock Plan.
10.2*         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
23.2          Consent of Ernst & Young, LLP, Independent Auditors.
24.1          Power of Attorney (see page II-2).

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 29, 2001.

+ Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on March 27, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of April, 2002.

                               SIRENZA MICRODEVICES, INC.


                               By:  /s/ THOMAS SCANNELL
                                    -------------------------------------------
                                    Thomas Scannell
                                    Vice President, Finance and Administration,
                                    Chief Financial Officer
                                    Secretary and Assistant Treasurer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Van Buskirk and Thomas Scannell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                          Title                                  Date
---------------------------           ----------------------------------------------------    --------------
  /s/ ROBERT VAN BUSKIRK              President, Chief Executive Officer and Director
---------------------------           (Principal Executive Officer)                           April 29, 2002
    Robert Van Buskirk


   /s/ THOMAS SCANNELL                Vice President, Finance and Administration, Chief
---------------------------           Financial Officer, Secretary and Assistant              April 29, 2002
      Thomas Scannell                 Treasurer (Principal Financial Officer)


   /s/ GERALD HATLEY                  Vice President, Controller and Chief Accounting
---------------------------           Officer (Principal Accounting Officer)                  April 29, 2002
      Gerald Hatley


     /s/ JOHN OCAMPO                  Chairman of the Board and Chief Technology Officer      April 29, 2002
---------------------------
        John Ocampo


     /s/ PETER CHUNG                  Director                                                April 29, 2002
---------------------------
        Peter Chung


  /s/ CASIMIR SKRZYPCZAK              Director                                                April 29, 2002
---------------------------
    Casimir Skrzypczak


/s/ JOHN C. BUMGARNER, JR.            Director                                               April 29, 2002
---------------------------
  John C. Bumgarner, Jr.

                                      II-2

                                INDEX TO EXHIBITS

 Exhibit
 Number                                              Description
--------    --------------------------------------------------------------------------------------
 3.1*       Restated Certificate of Incorporation of Registrant.
 3.1(a)+    Certificate of Ownership and Merger of SMDI Sub, Inc. into Stanford Microdevices, Inc.
            (effecting corporate name change).
 3.2**      Bylaws of Registrant, as amended.
 5.1        Opinion of counsel as to legality of securities being registered.
10.1*       Amended and Restated 1998 Stock Plan.
10.2*       2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
23.1        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
23.2        Consent of Ernst & Young, LLP, Independent Auditors.
24.1        Power of Attorney (see page II-2).

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 29, 2001.

+ Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on March 27, 2002.